SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15 (D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) OCTOBER 14, 2004
                                                        ----------------

                           FRANKLIN ELECTRIC CO., INC.
                           ---------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                INDIANA                    0-362            35-0827455
                -------                    -----            ----------
     (STATE OR OTHER JURISDICTION OF    (COMMISSION      (I.R.S. EMPLOYER
      INCORPORATION OR ORGANIZATION)    FILE NUMBER)    IDENTIFICATION NO.)

             400 EAST SPRING STREET
                BLUFFTON, INDIANA                            46714
                ------------------                           -----
     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)              (ZIP CODE)

                                (260) 824-2900
                                 -------------
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

Item 2.02.  Results of Operations and Financial Condition
---------------------------------------------------------

The following information is furnished pursuant to Item 2.02, "Results of Operations and Financial Condition."

On October 14, 2004, Franklin Electric Co., Inc. issued a press release announcing its third-quarter 2004 earnings. A copy of the press release is attached hereto as Exhibit (99) and hereby incorporated by reference.

Item 9.01.  Financial Statements and Exhibits
---------------------------------------------

The following exhibit is furnished pursuant to Item 9.01 "Financial Statements and Exhibits": (99) Press Release, dated October 14, 2004 issued by Franklin Electric Co., Inc.






                                SIGNATURES
                                ----------



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                       FRANKLIN ELECTRIC CO., INC.
                                       ---------------------------
                                              (Registrant)




Date October 18, 2004           By  /s/ Gregg C. Sengstack
     ----------------               -------------------------------
                                    Gregg C. Sengstack, Senior Vice
                                    President, Chief Financial
                                    Officer and Secretary (Principal
                                    Financial and Accounting Officer)

Exhibit Index
-------------

EXHIBIT NO. (99) Press release, dated October 14, 2004 issued by Franklin Electric Co., Inc.

EXHIBIT 99

ADDITIONAL EXHIBITS

Press Release
-------------

For Immediate Release                                 For Further Information
                                                 Refer to: Gregg C. Sengstack
                                                                 260-824-2900


FRANKLIN ELECTRIC COMPANY
REPORTS RECORD INCOME AND SALES
FOR THE THIRD QUARTER OF 2004

BLUFFTON, INDIANA - OCTOBER 14, 2004 -- Franklin Electric Co., Inc. (NASDAQ:FELE) reported record third quarter 2004 net income of $11.1 million, an increase of 6 percent from $10.5 million for the same period a year ago. Diluted earnings per share for the third quarter were $0.48, a 4 percent increase from $0.46 for the third quarter of 2003. For the first three quarters of 2004 net income was $27.1 million, an increase of 13 percent from $23.9 million for the same period in 2003.

In the third quarter of 2003, the Company announced its global manufacturing realignment program. A program that - when substantially complete by the third quarter of 2005 - will result in moving a significant amount of production to lower cost regions of the world as well as consolidating certain manufacturing operations. As previously disclosed, the Company projected it will incur approximately $10 million of pre-tax restructuring expenses as this program is implemented between the first quarter of 2004 and the fourth quarter of 2005. Included in the above results for the third quarter of 2004 are restructuring expenses of $1.7 million pre-tax ($1.1 million after tax). For the first three quarters of 2004 restructuring expenses were $3.7 million ($2.4 million after tax).

Sales for 2004 were a third quarter record $110.3 million, an increase of $10.6 million or 11 percent from $99.7 million for the same period a year ago. Foreign currencies, particularly the euro, strengthened relative to the U.S. dollar since the third quarter of 2003. The impact of this change in exchange rates was a $2.2 million increase in the Company's reported third quarter 2004 sales from its operations outside of North America compared to the same period in 2003.

Operating earnings in the third quarter of 2004 were a record $17.5 million, up $1.7 million or 11 percent compared to $15.8 million a year ago. The improvement in operating earnings was primarily driven by the record sales and was partially offset by the restructuring expenses discussed above and increased costs of certain commodities used in the manufacture of electric motors.

R. Scott Trumbull, Chairman and Chief Executive Officer, stated, "We are pleased with our record results, which were achieved even with the costs associated with our manufacturing realignment program which remains on plan and on budget. However, some of the strength in sales in North America Water Systems came from our original equipment manufacturer (OEM) customers buying ahead of a price increase precipitated by enormous increases in the cost of our raw materials, particularly steel and copper, as well as the realignment of our pricing as part of our previously announced plan to sell to Water Systems Distributors as well as pump manufacturers."

"In response to our announced change in distribution strategy, our two largest customers, Pentair and ITT have filed suit challenging our new pricing and distribution programs. At the request of Pentair, the U.S. District Court for the Northern District of Ohio has temporarily delayed the implementation of our new pricing and distribution strategy until the court has an opportunity to hear from the parties at a hearing currently scheduled for October 18, 2004."

"While our underlying business remains strong, and we are pleased by the initial favorable reaction from most distributors to our new sales strategy, our fourth quarter sales will be hurt by the OEM buy-up mentioned above. Also, the fourth quarter this year will include approximately $2 million pre-tax restructuring expenses associated with our global manufacturing realignment program."

Third quarter sales of submersible motors in the North America market were up about 14 percent compared to the third quarter of 2003. Sales increased in both residential and agricultural end markets. SubDrive(tm) family of Electronic drives unit sales increased 43 percent from the same period for 2003. The ramp up of our new Linares, Mexico motor manufacturing plant continues on schedule and on budget. Subsequent to the end of the third quarter, the Company completed the previously announced acquisition of certain assets of JBD, Inc., the former Jacuzzi brands pump company, based in Little Rock, Arkansas, which will expand our product lines for water systems to include pumps.

Submersible motor sales outside North America were up about 5 percent (when comparing both quarters at the current year exchange rate). Sales were up in significant end markets: Europa (Europe, the Middle East and North Africa), and Asia/Pacific. The manufacturing realignment program in Europa continues on schedule and on budget as expansion construction continues at the manufacturing plant in Brno, Czech Republic and manufacturing equipment is moved into place.

Fueling system product sales increased approximately 3 percent compared to strong third quarter 2003 results. We are now testing our ISD System which we expect to roll out in mid-2005 in the California market. We have completed the consolidation of FE Petro, EBW and APT operations into our new state-of-the-art manufacturing and distribution facility in Madison, Wisconsin.

The industrial motor market continues to be weak. Third quarter sales of industrial motor products decreased 4 percent. This business has been particularly impacted by the commodity cost issues impacting all motor manufacturers. On the other hand, HydroDuty(tm) sales efforts, focused on large national food processors, continues to gain traction as the product is shown to deliver significantly better longevity as compared to existing alternatives.

Franklin Electric is a global leader in the production and marketing of groundwater and fuel pumping systems and is a technical leader in submersible motors, drives, controls, and monitoring devices.

                                  ########

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. Any forward looking statements contained herein involve risks and uncertainties, including but not limited to, general economic and currency conditions, various conditions specific to the Company's business and industry, market demand, competitive factors, supply constraints, technology factors, litigation, government and regulatory actions, the Company's accounting policies, future trends, and other risks which are detailed in the Company's Securities and Exchange Commission filings. These risks and uncertainties may cause actual results to differ materially from those indicated by the forward-looking statements.

                          FRANKLIN ELECTRIC CO., INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

                                Third Quarter Ended        Nine Months Ended
                              -----------------------   -----------------------
                                Oct. 2,    Sept. 27,      Oct. 2,    Sept. 27,
                                 2004        2003          2004         2003
                              ----------  -----------   ----------  -----------

Net sales                       $110,336    $99,685       $296,687   $263,303

Cost of sales                     74,280     68,827        202,499    183,687
                                --------    -------       --------   --------

Gross profit                      36,056     30,858         94,188     79,616

Selling and administrative
   expenses                       16,875     15,070         47,856     43,860

Restructuring expense              1,724        -            3,676        -
                                --------    -------       --------   --------

Operating income                  17,457     15,788         42,656     35,756

Interest expense                    (163)      (313)          (362)      (975)
Other income                          70         61             98        448
Foreign exchange gain / (loss)      (109)      (278)          (333)       404
                                --------    -------       --------   --------

Income before income taxes        17,255     15,258         42,059     35,633

Income taxes                       6,125      4,745         14,930     11,724

Net income                      $ 11,130    $10,513       $ 27,129   $ 23,909
                                ========    =======       ========   ========


Net income per share:
   Basic                        $   0.51    $  0.49       $   1.24   $   1.11
                                ========    =======       ========   ========
   Diluted                      $   0.48    $  0.46       $   1.18   $   1.06
                                ========    =======       ========   ========

Weighted average shares and equivalent
   shares outstanding:
   Basic                          21,990     21,626         21,949     21,566
                                ========    =======       ========   ========
   Diluted                        23,131     22,714         22,966     22,572
                                ========    =======       ========   ========

                         FRANKLIN ELECTRIC CO., INC.
                    CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)                                   Oct. 2,          Jan. 3,
                                                  2004             2004
                                                 ------           -------

ASSETS:

Cash and equivalents                           $ 61,543         $ 29,962
Receivables                                      25,835           29,194
Inventories                                      60,201           54,653
Other current assets                             13,996           14,232
                                               --------         --------
Total current assets                            161,575          128,041

Property, plant and equipment, net               89,451           83,916
Goodwill and other assets                        71,508           70,014
                                               --------         --------
Total assets                                   $322,534         $281,971
                                               ========         ========


LIABILITIES AND SHAREOWNERS' EQUITY:

Current maturities of long-term
   debt and short-term borrowings              $  1,386         $  1,392
Accounts payable                                 20,390           15,958
Accrued liabilities                              40,045           28,051
                                               --------         --------
Total current liabilities                        61,821           45,401

Long-term debt                                   14,299           14,960
Deferred income taxes                             4,352            4,354
Employee benefit plan obligations                18,918           18,697
Other long-term liabilities                       5,870            5,621

Shareowners' equity                             217,274          192,938
                                               --------         --------
Total liabilities and shareowners' equity      $322,534         $281,971
                                               ========         ========

                          FRANKLIN ELECTRIC CO., INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS


(In thousands)                                           Oct. 2,       Sept. 27
                                                          2004            2003
                                                         -------       --------


Cash flows from operating activities:
   Net income                                           $ 27,129      $ 23,909
   Adjustments to reconcile net income to net
    cash flows from operating activities:
    Depreciation and amortization                         11,654        10,329
    Loss on disposals of plant and equipment                  96           436
    Changes in assets and liabilities:
     Receivables                                           3,313        (1,083)
     Inventories                                          (5,634)       (2,882)
     Accounts payable and other accrued expenses          18,647         1,992
     Employee benefit plans                               (3,494)       (3,245)
     Other, net                                              (32)         (915)
                                                        --------      --------
Net cash flows from operating activities                  51,679        28,541
                                                        --------      --------
Cash flows from investing activities:
 Additions to plant and equipment                        (15,724)       (8,925)
 Proceeds from sale of plant and equipment                     8           243
 Additions to deferred assets                                 (9)         (433)
                                                        --------      --------
Net cash flows from investing activities                 (15,725)       (9,115)
                                                        --------      --------
Cash flows from financing activities:
 Borrowing on long-term debt                                 -           6,648
 Repayment of long-term debt                                (478)      (18,407)
 Borrowing on line of credit and short-term borrowings       -          11,000
 Repayment of line of credit and short-term borrowings       -         (11,024)
 Proceeds from issuance of common stock                    3,739         3,282
 Purchases of common stock                                (3,091)       (9,782)
 Reduction of loan to ESOP Trust                             232           233
 Dividends paid                                           (5,054)       (4,420)
                                                        --------      --------
Net cash flows from financing activities                  (4,652)      (22,470)
                                                        --------      --------
Effect of exchange rate changes on cash                      279           975
                                                        --------      --------
Net change in cash and equivalents                        31,581        (2,069)
Cash and equivalents at beginning of period               29,962        20,133
                                                        --------      --------
Cash and equivalents at end of period                   $ 61,543      $ 18,064
                                                        ========      ========